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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.


Date of Report:                December 29, 1999
                            -----------------------
                       (Date of earliest event reported)



                              GLOBAL SPORTS, INC.
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            (Exact name of registrant as specified in its charter)

Delaware                                0-16611                04-2958132
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(State or other jurisdiction            (Commission         (I.R.S. Employer
of incorporation or organization)       File Number)      Identification Number)


1075 First Avenue, King of Prussia, PA                            19406
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(Address of principal executive offices)                        (Zip Code)

                                (610) 265-3229
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             (Registrant's telephone number, including area code)




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         (Former name or former address, if changed since last report)

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Item 2.  Acquisition Or Disposition Of Assets

         During the fourth quarter of 1998, Global Sports, Inc. (the "Company") began to investigate whether it would be beneficial for the Company to expand its business to include the sale of athletic footwear and sporting goods through the internet. By the end of 1998, the Company had developed a business model in which the Company would enter into exclusive contracts with large sporting goods retailers to operate their e-Commerce businesses and pay the retailers a share of sales made through the websites.

         While marketing its business model, the Company realized that the amount of management time necessary to launch and operate its e-Commerce business would be substantial. The Company also realized that its capital resources would not be sufficient to fund its rapidly growing e-Commerce business while maintaining and growing its existing businesses and that its existing businesses might create a conflict of interest with its e-Commerce business. As a result, the Company concluded that it should focus exclusively on its e-Commerce business and on April 20, 1999, the Company formalized a plan to divest its non-internet businesses.

         On December 29, 1999, the Company and it's subsidiaries RYKA Inc., KPR Sports International, Inc., G.S.I., Inc. and Apex Sports International, Inc. (the Company and it's subsidiaries are collectively referred to herein as the "Company") entered into an Asset Purchase Agreement with American Sporting Goods Corporation ("ASGC") whereby ASGC purchased from the Company certain assets relating to the manufacturing, marketing, distribution and selling at wholesale of footwear bearing the RYKA, Yukon and Apex brands (the "Branded Division") and ASGC assumed from the Company certain liabilities and agreements of the Company relating to the Branded Division.

         The assets acquired by ASGC include: (i) substantially all inventory of the Branded Division (other than inventory held for retail sale in connection with the Company's e-Commerce business); (ii) the Branded Division's point of purchase assets and equipment, including a trade show booth and certain other personal property; (iii) certain prepaid items and deposits; (iv) the copyrights, patent rights and trademarks used in the Branded Division; and (v) certain specified agreements of the Branded Division. ASGC did not acquire any real property of the Company or any of the Company's accounts receivable.

         The purchase price for the assets acquired by ASGC consisted of a closing payment of $10,317,322, subject to a final determination of the value of the inventory acquired. The purchase price was determined through negotiations between the Company and ASGC conducted on an arms' length basis.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

         Listed below are certain pro forma financial information and exhibits filed as a part of this Report on Form 8-K:

         (b)   Pro Forma Financial Information:

               - Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999

         (c)   Exhibits:

               2.1 Asset Purchase Agreement, dated December 29, 1999, among American Sporting Goods Corporation and RYKA Inc., KPR Sports International, Inc., G.S.I., Inc., Apex Sports International, Inc. and Global Sports, Inc.

                     GLOBAL SPORTS, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



BACKGROUND

     On December 29, 1999, Global Sports, Inc. and its subsidiaries RYKA, Inc., KPR Sports International, Inc., G.S.I., Inc., and APEX Sports International, Inc. (collectively referred to herein as the "Company") entered into an Asset Purchase Agreement with American Sporting Goods Corporation ("ASGC") whereby ASGC purchased from the Company certain assets relating to the manufacturing, marketing, distribution and selling at wholesale of footwear bearing the RYKA, Yukon and Apex brands (the "Branded Division") and ASGC assumed from the Company certain liabilities and agreements of the Company relating to the Branded Division.

     The assets acquired include (i) all the inventory of the Branded Division;
(ii) the Branded Division's point of purchase displays not on site at customers' premises, and equipment including a trade show booth and certain other personal property; (iii) certain prepaid items and deposits; (iv) the copyrights, patent rights and trademarks used in the Branded Division; and (v) certain specified agreements of the Branded Division. ASGC did not acquire any real property of the Company or any of the Company's accounts receivable.

     The purchase price consisted of a closing payment of $10,317,322, subject to a final determination of the value of the inventory of the inventory acquired. For purposes of this pro forma presentation, the purchase price was adjusted to reflect the value of the inventory sold less the negotiated reserves for the periods presented.

PERIODS PRESENTED

     A pro forma consolidated balance sheet has been presented as of September 30, 1999. Because the Branded Division of the Company has been classified as discontinued operations in the Company's recent SEC filings, a presentation of pro forma statements of operations has not been presented. Had pro forma statements of operations been presented, the only adjustment to income from continuing operations would have been a reduction in interest expense of approximately $875,000 for the year ended December 31, 1998 and approximately $650,000 for the nine-month period ending September 30, 1999 assuming receipt of sale proceeds as of January 1, 1998 and 1999, respectively, and the Company's average borrowing rate.

                      GLOBAL SPORTS INC. AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1999

                                                                                            Pro Forma
                                                                        Historical         Adjustments         Pro Forma
                                                                        ----------         -----------         ---------
                       ASSETS
Current assets

Cash and cash equivalents                                               $39,467,680         $9,887,654  (f)    $49,355,334
Inventory                                                                 4,669,217                              4,669,217
Prepaid expenses and other current assets                                   621,442                                621,442
Refundable income taxes                                                   2,220,878                              2,220,878
Net assets of discontinued operations                                    43,012,442         (9,132,125) (a)
                                                                                               (60,313) (b)
                                                                                               (73,256) (c)
                                                                                            (5,190,453) (d)
                                                                                               273,040  (e)     28,829,335
                                                                       ------------        -----------        ------------
        Total current assets                                             89,991,659         (4,295,453)         85,696,206

Property & equipment, net of accumulated
        depreciation and amortization                                    16,219,279                             16,219,279
Other assets                                                                219,511                                219,511
                                                                       ------------        -----------        ------------
        Total assets                                                   $106,430,449        ($4,295,453)       $102,134,996
                                                                       ============        ===========        ============

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Current portion - notes payable, bank                                  $  3,699,207                           $  3,699,207
Current portion - capital lease obligation, related party                   136,524                                136,524
Accounts payable and accrued expenses                                    15,487,521                             15,487,521
                                                                       ------------        -----------        ------------
        Total current liabilities                                        19,323,252                             19,323,252

Capital lease obligation, related party                                   2,077,906                              2,077,906
Mandatorily redeemable preferred stock                                          100                                    100
Commitments and contingencies
Stockholders' equity:
        Preferred stock                                                           -                                      -
        Common stock                                                        194,766                                194,766
        Additional paid in capital                                       98,693,234                             98,693,234
        Accumulated deficit                                             (13,644,992)       ($4,295,453) (g)    (17,940,445)
                                                                       ------------        -----------        ------------
                                                                         85,243,008         (4,295,453)         80,947,555
Less: Treasury stock, at cost                                               213,817                                213,817
                                                                       ------------        -----------        ------------
        Total stockholders' equity                                       85,029,191        ($4,295,453)         80,733,738
                                                                       ------------        -----------        ------------
        Total liabilities and stockholders' equity                     $106,430,449        ($4,295,453)       $102,134,996
                                                                       ============        ===========        ============

See notes to unaudited pro forma consolidated financial statements.

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                      GLOBAL SPORTS, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Pro forma balance sheet adjustments at September 30, 1999:


(a) To record book value of all RYKA, Yukon and Apex inventory sold. Assumes that buyer purchases net book value of inventory less a negotiated reserve of $830,000.

(b)  To record sale of certain fixed assets at net book value.

(c) To record sale of point of purchase assets and equipment, prepaid items and certain other deposits at net book value.

(d) To eliminate goodwill and intangible assets related to RYKA, Yukon and Apex.

(e) To eliminate certain accounts payable and accrued expenses assumed by buyer.

(f)  To record proceeds of sale of Branded Division.

(g)  To record loss on sale of Branded Division.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             GLOBAL SPORTS, INC.



DATE:    January 13, 2000            By:     /s/ Michael G. Rubin
                                         ----------------------------
                                              Michael G. Rubin
                                          Chairman of the Board &
                                          Chief Executive Officer

DATE:    January 13, 2000            By:     /s/ Steven A. Wolf
                                         ----------------------------
                                               Steven A. Wolf
                                              Vice President &
                                             Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

    2.1 Asset Purchase Agreement, dated December 29, 1999, among American Sporting Goods Corporation and RYKA Inc., KPR Sports International, Inc., G.S.I., Inc., Apex Sports International, Inc. and Global Sports, Inc.

                                       7